UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2004

(Date of earliest event reported}

SKYWEST, INC.
(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

444 South River Road St. George, Utah 84790
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (801) 634-3000

 Item 7.     Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release Issued by SkyWest, Inc., dated February 11, 2004, entitled “SkyWest Announces Fourth Quarter 2003 and YTD Earnings,” together with related unaudited financial and operating highlights.

Item 12.   Results of Operations and Financial Condition .

On February 11, 2004, SkyWest, Inc. (“SkyWest”) issued a press release announcing its financial results for the fourth quarter of 2003, as well as its results for the 2003 year.  The full text of SkyWest’s press release, together with related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements in this press release which are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this press release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: developments associated with the bankruptcy proceedings involving United Airlines, Inc.; potential consolidation of existing regional carriers; ongoing negotiations between SkyWest and its major partners regarding their code-sharing arrangements; SkyWest’s ability to finance additional and existing aircraft; variations in market and economic conditions; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from SkyWest’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including SkyWest’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SKYWEST, INC.

	By:	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer

February 11, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release Issued by SkyWest, Inc., dated February 11, 2004, entitled “SkyWest Announces Fourth Quarter 2003 and YTD Earnings,” together with related unaudited financial and operational highlights.